Exhibit 99.1

Eightco Holdings (NASDAQ: ORBS) Reports Total Holdings of Approximately $333 Million, Includes OpenAI, Beast Industries, More Than 11,000 ETH and Over 283 Million WLD Tokens

Eightco treasury composition as of April 27, 2026: $90M OpenAI equity (indirect), $25M Beast Industries equity, 11,068 ETH, 283 million WLD holdings, and $121M cash and equivalents

World offers a solution to the ‘double human’ problem in a world proliferating with deepfakes and agentic agents

Tinder, Zoom, Docusign, Vercel, Browserbase, and Exa to integrate Proof of Human verification features

Eightco provides indirect exposure to some of the most innovative private companies including OpenAI and Beast Industries

EASTON, Pa., April 28, 2026 /PRNewswire/ — Eightco Holdings Inc. (NASDAQ: ORBS) (“Eightco” or the “Company”) today provided an update on its total holdings, highlighting its expanding position across digital assets and strategic investments in leading private technology companies.

As of April 27, 2026, at 5:00 p.m. ET, ORBS’ holdings include a $90 million investment (indirectly, through SPVs) in OpenAI, a $25 million investment in Beast Industries ($18 million funded, plus $7 million commitment), a $1 million investment in Mythical Games, 283,452,700 Worldcoin (WLD) at $0.25 per WLD (per Coinbase), 11,068 Ethereum (ETH), and $121 million in total cash and stablecoins, for total holdings of approximately $333 million.

Key takeaways from ORBS treasury assets in the past week

ORBS management believes the Company’s treasury portfolio holds some of the most critical components for the future AI and digital financial system. Among the holdings, key highlights in the past week are:

●	OpenAI shipped GPT-5.5 and extended its lead on independent benchmarks
●	MrBeast, founder of Beast Industries, was named to the 2026 TIME100
●	Regarding the Worldcoin token (WLD), OpenAI founder, Sam Altman, recently stated on a podcast with Pantera Capital, “World is now on the way to being a real human network for the internet… Our goal is to make World ID be this new proof of human for the internet.”

Highlight: OpenAI ships GPT 5.5

On April 23, 2026, OpenAI released GPT-5.5, a re-architected model purpose-built for agentic execution. GPT-5.5 set state-of-the-art performance on Terminal-Bench 2.0 at 82.7%, the leading benchmark for autonomous task completion across complex command-line workflows (per OpenAI). Within two days of release, NVIDIA deployed GPT-5.5-Codex internally to more than 10,000 employees on its GB200 NVL72 systems, reporting a 35x reduction in cost per million tokens and a 50x improvement in throughput per megawatt versus prior generations (per NVIDIA).

Highlight: Worldcoin to become ‘proof of human’ for the internet

Since the April 17 World Lift Off event, World ID has rapidly activated across major consumer and enterprise platforms. Tinder is rolling out a verified-human badge worldwide. Zoom uses it to flag deepfakes on video calls. Docusign uses it to confirm a real person is signing. Vercel, Browserbase, and Exa use it to verify AI agents operating on the open web.

“World is now on the way to being a real human network for the internet… We’re seeing this now with what you all and others are building, that people are really going to need this, and really going to need to do this in a privacy-preserving way. So World ID is our effort at that, and it’s been amazing to see the progress over the last year as people have adopted this and figured out how to integrate this into a new world of AI. Our goal is to make World ID be this new Proof of Human for the internet,” said Sam Altman, CEO of OpenAI and Co-Founder of Tools for Humanity, speaking on a podcast with Cosmo Jiang of Pantera Capital.

Under World’s announced business model, applications pay per-verification fees while end-user verification remains free, with both credential issuers and the World protocol monetizing verified-human authentication. World identifies a $6.35 trillion combined addressable revenue opportunity across 13 industries spanning banking, e-commerce, gaming, social media, and agentic AI (per Tools for Humanity).

EIGHTCO: Exposure to key mega-trends

Eightco is built around three mega-trends the Company expects to shape the next decade of innovation: artificial intelligence, digital identity, and the creator economy, with positions in each trend through indirect investment in OpenAI (27% of ORBS’ treasury holdings), Worldcoin (21%), and Beast Industries (8%).

Artificial Intelligence — OpenAI

Eightco has invested approximately $90 million in special purpose vehicles with exposure to equity interests in the parent company of OpenAI, representing approximately 27% of treasury assets, one of the highest disclosed concentrations of any listed vehicle.

ChatGPT, OpenAI’s consumer app, has officially claimed the #1 spot for application downloads in the consumer AI category, overtaking TikTok, Instagram, and Facebook in monthly worldwide downloads in early 2026 (per Sensor Tower), making it the fastest-scaling consumer app of the year to date.

Digital Identity — WLD Token

Eightco holds over 283 million WLD, approximately 8.58% of circulating supply, the largest publicly disclosed institutional position globally and approximately 21% of the Eightco treasury’s assets.

Worldcoin is the native token of World, a global Proof of Human network built by Tools for Humanity (co-founded by Sam Altman and Alex Blania) and stewarded by the World Foundation. Its Orb devices issue a privacy-preserving World ID that verifies a user is a unique human, not an AI agent.

Creator Economy — Beast Industries

Eightco has invested $18 million in Beast Industries equity with an additional $7 million future commitment, or $25 million total; in aggregate, approximately 8% of treasury assets.

Beast Industries operates one of the largest direct-to-consumer reach footprints in the world, with a combined 500 million-plus follower base across platforms, anchored by MrBeast as the most-watched person on YouTube globally. As AI commoditizes content production, distribution and audience trust become increasingly scarce assets.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded holding company executing a first-of-its-kind Worldcoin (WLD) treasury strategy, providing investors single-ticker indirect exposure to three of the defining trends of this cycle: artificial intelligence through its indirect investment in OpenAI, digital identity through its position as the largest public holder of WLD and the Proof of Human protocol, and the creator economy through its equity stake in MrBeast’s Beast Industries. Backed by leading institutional investors including Bitmine Immersion Technologies Inc. (NYSE: BMNR), MOZAYYX, World Foundation, CoinFund, Discovery Capital Management, FalconX, Payward/Kraken, Pantera, and GSR, Eightco is building the infrastructure layer for human verification in the agentic AI era.

For more information:

X: @iamhuman_orbs

Website: 8co.holdings

Frequently Asked Questions

What is ORBS stock?

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded holding company on Nasdaq. ORBS provides indirect exposure to: OpenAI and Beast Industries.

Who owns the most Worldcoin (WLD)?

Eightco Holdings (NASDAQ: ORBS) holds 283 million WLD, approximately 8.58% of circulating supply and the largest publicly disclosed institutional position globally.

What is Proof of Human?

Proof of Human is cryptographic verification that a user is a unique, living person, not a bot or AI agent. It is foundational infrastructure for social networks, banking, agentic commerce, and any system requiring “one person, one account” in the agentic AI era.

How does Eightco (ORBS) relate to Proof of Human?

Eightco Holdings (NASDAQ: ORBS) is the largest publicly disclosed institutional holder of Worldcoin (WLD), the token powering World’s Proof of Human network.

Who is the CEO of Eightco Holdings?

Kevin O’Donnell is the CEO of Eightco Holdings (NASDAQ: ORBS). The Company’s Board includes Tom Lee (Managing Partner and Head of Research at Fundstrat, and Chairman of Bitmine Immersion Technologies (NYSE: BMNR)) and, as an advisor to the Board, Brett Winton (Chief Futurist at ARK Invest).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward-looking, including, without limitation, statements regarding: expectations regarding the development and adoption of agentic artificial intelligence, including OpenAI’s GPT-5.5 and successor models; expectations regarding the adoption of the World ID protocol across enterprise and consumer applications; the Company’s expectations that artificial intelligence, digital identity, and the creator economy will shape the next decade of innovation; beliefs that Proof-of-Human verification is becoming essential infrastructure for social networks, banking, agentic commerce, and financial systems in the agentic AI era; the Company’s treasury strategy and anticipated benefits of its indirect positions in OpenAI (through special purpose vehicles) and its positions in WLD and Beast Industries; the Company’s belief that its treasury portfolio holds critical components for the future AI and digital financial system; statements regarding potential market opportunities for verified-human authentication; and statements regarding the Company’s future capital commitments and investment plans, including its $7 million future commitment to Beast Industries. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop,” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where the Company is not a controlling stockholder, including OpenAI and Beast Industries; risk of loss or markdown on the Company’s strategic investments, including its indirect position in OpenAI equity (held through special purpose vehicles), its position in WLD, and its position in Beast Industries equity; the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; volatility in digital asset prices, including WLD and ETH, which could materially affect the value of the Company’s treasury holdings; regulatory changes, future legislation and rulemaking negatively impacting digital assets, artificial intelligence adoption, or biometric data collection; risks related to the development, adoption, and market acceptance of Proof-of-Human technology and the World network; uncertainty regarding the pace and trajectory of agentic AI deployment in enterprise and consumer applications; and shifting public and governmental positions on digital assets or artificial intelligence-related industries. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2026 and other publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE: Eightco Holdings Inc.

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